SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: January 5, 1998


                             MEDICAL DYNAMICS, INC.
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                              84-0631765
          --------                                              ----------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)


                             99 Inverness Drive East
                            Englewood, Colorado 80112
              (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                  former name or former address, if applicable







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Item 5: Other Events

     On January 5, 1998, Medical Dynamics, Inc. ("MEDY") entered into a letter of intent to acquire Information Presentations Systems, Inc. ("IPS") of Marietta, Georgia. In its eight year history, IPS has become one of the nation's largest suppliers of customized multimedia systems for use in a variety of dental operatory environments. IPS has been involved in the development and marketing of several dental technology products, including intra-oral video cameras, video and computer image storage systems, patient management systems, and digital radiography and micro-abrasion instruments.

     The letter of intent is non-binding, and is subject to the completion by both MEDY and IPS of their due diligence investigations and compliance with appropriate legal requirements, and is further subject to the approval of the Board of Directors of MEDY. Thus there can be no assurance that the acquisition will be completed. The parties have agreed to attempt to complete the acquisition by February 15, 1998. If the acquisition is completed, MEDY intends to consolidate IPS's operations with Computer Age Dentist, Inc. ("CADI"), MEDY's wholly-owned subsidiary acquired in October 1997. As a result, CADI will handle the sale, installation, training and follow-up support for the expanded line of dental products. If completed, the acquisition will involve payment of shares of MEDY's restricted common stock and cash to the IPS shareholders.

     IPS's principals include R. Scott McLaughlin and Don C. Jackson. If the acquisition is completed, Mr. McLaughlin will become Vice President/National Sales Manager for CADI, and Mr. Jackson will become CADI's Vice President/Harware Product Development and Technical Services. Mr. McLaughlin (51 years old) has been one of the two principals of IPS since its inception in 1990. Before that, Mr. McLaughlin was with Unisys Corporation and its predecessor company, the Oakleaf Corporation for eleven years in sales management, and (previously) General Motors Corporation for eleven years in financial analysis. Mr. McLaughlin attended the University of South Florida in 1966 through 1967.

     Mr. Jackson (49 years old) has been the other principal of IPS since its inception. Mr. Jackson was Southeast Vice president of the Auto Division of Unisys and its predecessor, Oakleaf, for approximately twelve years before 1990. While at Oakleaf before its purchase by Unisys, Mr. Jackson was the Executive Vice President of Oakleaf at a time when that corporation grew from six to approximately 400 employees. Mr. Jackson obtained a Bachelor of Science degree in Electrical Engineering from Wayne State University in 1972.

     IPS employs approximately five people, including Messrs. McLaughlin and Jackson. IPS also retains ten contract sales representatives and five contract installation technicians. IPS has a base of more than 1,000 customer



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installations  throughout the United States.  During the year ended December 31,
1997, IPS is estimated to have achieved unaudited gross revenues of more than $3,000,000. If the acquisition is completed, MEDY intends to leave the IPS operations in Marietta, Georgia, although IPS will be administered out of CADI's offices in Los Angeles, California.

     As noted, the acquisition is dependent upon a number of factors, and there can be no assurance that it will be completed. Certain statements contained in this report, such as the possibility that MEDY's acquisition of IPS may occur, may be forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks including, but not limited to, the possibility that the acquisition may not occur or, if it occurs, the possibility that the terms or timing of the acquisition may be different than those currently contemplated. If the acquisition does occur, there can be no assurance that MEDY will be able to integrate IPS's operations and administration into its CADI operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICAL DYNAMICS, INC.



January 8, 1998                        By: /s/ Van A. Horsley
                                         ---------------------------------------
                                         Van A. Horsley, President